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                                                                     EXHIBIT 3.9

                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU


         In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 18061, the undersigned corporation, desiring to amend its Articles, does hereby certify that

1.       The name of the Corporation is:

         ENVIRODYNE PLANALOG, INC.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

         123 South Broad Street, Philadelphia, Pennsylvania 19109, c/o C T Corporation System, County of Philadelphia

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

         To manufacture equipment for displaying critical path networks; to provide consulting services in the project management field; to design total project management systems; and to organize and conduct management training seminars and work shops.

         In general, to engage in any lawful activity for which corporations may be organized under the Pennsylvania Business Corporation Law.

4.       The term for which the corporation is to exist is:  Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is: One thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) each, amounting in the aggregate value of One Thousand Dollars ($1,000.00).

6.       The name(s) and post office address(es) of each incorporator(s) is
         (are):

         Name                        Address         Number and class of shares
         George Lewis            123 S. Broad St.,
                                 Phila., PA  19109                 3

7. The director may make, alter, amend and repeal the by-laws subject to the power of the shareholders to change such action.
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         IN TESTIMONY WHEREOF, the undersigned corporation has (have) signed and sealed these Articles of Incorporation this 28th day of February, 1974.


                                        By: /s/  George Lewis
                                            ----------------------
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                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU


         In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 18061, the undersigned corporation, desiring to amend its Articles, does hereby certify that

1.       The name of the Corporation is:

         ENVIRODYNE PLANALOG, INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         140 MILL CREEK ROAD, GLADWYNE, PENNSYLVANIA  19035


3.       The statute by or under which it was incorporated is:

         PENNSYLVANIA BUSINESS CORPORATION LAW

4.       The date of its incorporation is:  3/1/74

5.       (Check, and if appropriate, complete one of the following):

         [ ]     The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:   The ______ day of ______________, 19__.

          Place: _____________________________________________________

          Kind and period of notice:__________________________________

         [X]     The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)     The total number of shares outstanding was:  n/a

         (b)     The number of shares entitled to vote was:  n/a

7.       In the action taken by the shareholders:
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         (a)     The number of shares voted in favor of the amendment was:  n/a

         (b)     The number of shares voted against the amendment was: n/a

8. The amendment adopted by the shareholders, set forth in full, as follows:

                      "1.  The name of the corporation is

                              VISKASE CORPORATION"

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 14th day of January, 1986.


                                        By: /s/  Lawrence L. Henry
                                            -----------------------
                                                 President

Attest:


    Maxine H. Linde
     ------------------
         Secretary


(Corporate Seal)